EXHIBIT 3.1
                            Certificate of Amendment

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of Corporation:
    Old Goat Enterprises, Inc.

2.  The articles have been amended as follows:

ARTICLE I
NAME AND PURPOSE

    The name of the Corporation, hereinafter called the "Corporation" is:

"Zone 4 Play, Inc."

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 33,270,000 of 35,500,000 issued and outstanding (93.7%).

4. Effective date of filing (optional): Upon Filing

5. Officer Signature (required):  /s/ Shimon Citron
                                  ------------------
                                      Shimon Citron, its CEO and President

Filed February __, 2004
In the Office of Dean Heller
Secretary of State